UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018
MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation Actions
Effective May 23, 2018, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Molson Coors Brewing Company (the “Company”) approved the merger of the Molson Coors Brewing Company Supplemental Savings and Investment Plan (the “Molson Coors Plan”) with and into the MillerCoors LLC Combined Deferred Compensation Plan and Salaried Non-Union Employees’ Retirement Savings Supplemental Plan (the “MillerCoors Plan”) to form the Molson Coors Deferred Compensation Plan and approved the amendment and restatement of the Molson Coors Deferred Compensation Plan effective January 1, 2018 (the “Merged Plan”). The Company is the sponsor of the Merged Plan. A brief description of the terms and conditions of the Merged Plan, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated by reference herein, is set forth below.
The Merged Plan permits certain employees of the Company, including executive officers, to elect to defer up to 75% of their base salary for each calendar year. Deferred compensation account balances are unsecured and all amounts remain part of the Company’s general assets. The balances of the deferred compensation accounts track the performance of investment alternatives selected by the participant. The Company does not guarantee any minimum return on the amounts deferred. Deferred amounts, including any earnings on the deferred amounts, are generally distributed on a date selected by the participant or on the participant’s death or entry of a qualified domestic relations order.
The foregoing description is qualified in its entirety by reference to the Merged Plan, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.
Consistent with past practice, on May 23, 2018, the Committee approved the participation of the Company’s Chief Financial Officer in the Company’s Amended and Restated Change in Control Protection Program at a 2x severance multiple and without any tax gross-up.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of the Company was held on May 23, 2018, in Denver, Colorado, at which the following matters were submitted to a vote of the stockholders:
(a) Votes regarding the election of the persons named below as Directors for a term expiring in 2019 were as follows:

CLASS A DIRECTORS:	For	Withheld	Broker Non-Votes
Peter H. Coors	5,086,536	125,278	14,541
Peter J. Coors	5,086,536	125,278	14,541
Betty K. DeVita	5,211,674	140	14,541
Mary Lynn Ferguson-McHugh	5,211,674	140	14,541
Franklin W. Hobbs	5,204,135	7,679	14,541
Mark R. Hunter	5,211,474	340	14,541
Andrew T. Molson	5,086,486	125,328	14,541
Geoffrey E. Molson	5,086,486	125,328	14,541
Iain J.G. Napier	5,211,424	390	14,541
Douglas D. Tough	5,211,474	340	14,541
Louis Vachon	5,211,574	240	14,541

CLASS B DIRECTORS:	For	Withheld	Broker Non-Votes
Roger G. Eaton	175,979,650	5,276,235	0
Charles M. Herington	174,072,210	7,183,675	0
H. Sanford Riley	168,547,082	12,708,803	0

(b) Votes of our Class A and B Common Stock together as a single class regarding approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
181,128,213	5,154,278	185,208	14,541

(c) Votes of our Class A Common Stock regarding the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 were as follows:

For	Against	Abstain
5,225,899	349	107

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
10.1	Molson Coors Deferred Compensation Plan (as amended and restated effective as of January 1, 2018).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	May 25, 2018	By:	/s/ E. Lee Reichert
E. Lee Reichert
Chief Legal and Corporate Affairs Officer and Secretary

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